EX-99.CODE ETH

                               CODE OF CONDUCT FOR
                  CHIEF EXECUTIVE AND SENIOR FINANCIAL OFFICERS
                                       OF
                                THE GABELLI FUNDS

                 AS ADOPTED BY THE BOARDS OF TRUSTEES/DIRECTORS
                                    MAY 2003

                  Each Gabelli Fund listed on Exhibit 1 hereto (each a "Company") is committed to conducting business in accordance with applicable laws, rules and regulations and the highest standards of business ethics, and to full and accurate disclosure -- financial and otherwise -- in compliance with applicable law. This Code of Conduct, applicable to each Company's Chief Executive Officer, President, Chief Financial Officer and Treasurer (or persons performing similar functions) (together, "Senior Officers"), sets forth policies to guide you in the performance of your duties.

                  As a Senior Officer, you must comply with applicable law. You also have a responsibility to conduct yourself in an honest and ethical manner. You have leadership responsibilities that include creating a culture of high ethical standards and a commitment to compliance, maintaining a work environment that encourages the internal reporting of compliance concerns and promptly addressing compliance concerns.

                  This Code of Conduct recognizes that the Senior Officers are subject to certain conflicts of interest inherent in the operation of investment companies, because the Senior Officers currently or may in the future serve as Senior Officers of each of the Companies, as officers or employees of the investment advisor to the Companies (the "Advisor") and/or affiliates of the Advisor (the "Advisory Group") and as officers or trustees/directors of other registered investment companies and unregistered investment funds advised by the Advisory Group. This Code of Conduct also recognizes that certain laws and regulations applicable to, and certain policies and procedures adopted by, the Companies or the Advisory Group govern your conduct in connection with many of the conflict of interest situations that arise in connection with the operations of the Companies, including:

o the Investment Company Act of 1940, and the rules and regulation promulgated thereunder by the Securities and Exchange Commission (the "1940 Act");

o the Investment Advisers Act of 1940, and the rules and regulations promulgated thereunder by the Securities and Exchange Commission (the "Advisers Act");

o the Code of Ethics adopted by each Company pursuant to Rule 17j-1(c) under the 1940 Act (collectively, the "Company's 1940 Act Code of Ethics");

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o        one or more codes of ethics adopted by the Advisory Group that have been reviewed and approved by those trustees/directors (the "Directors") of each Company that are not "interested persons" of such Company (the "Independent Directors") within the meaning of the 1940 Act (the "Advisory Group's 1940 Act Code of Ethics" and, together with such Company's 1940 Act Code of Ethics, the "1940 Act Codes of Ethics");

o the policies and procedures adopted by each Company to address conflict of interest situations, such as procedures under Rule 10f-3, Rule 17a-7, Rule 17d-1 and Rule 17e-1 under the 1940 Act (collectively, the "Conflict Policies"); and

o the Advisory Group's policies and procedures to address, among other things, conflict of interest situations and related matters (collectively, the "Advisory Policies").

The provisions of the 1940 Act, the Advisers Act, the 1940 Act Codes of Ethics, the Conflict Policies and the Advisory Policies are referred to herein collectively as the "Additional Conflict Rules".

                  This Code of Conduct is different from, and is intended to supplement, the Additional Conflict Rules. Accordingly, a violation of the Additional Conflict Rules by a Senior Officer is hereby deemed not to be a violation of this Code of Conduct, unless and until the Directors shall determine that any such violation of the Additional Conflict Rules is also a violation of this Code of Conduct.

SENIOR OFFICERS SHOULD ACT HONESTLY AND CANDIDLY

                  Each Senior Officer has a responsibility to each Company to act with integrity. Integrity requires, among other things, being honest and candid. Deceit and subordination of principle are inconsistent with integrity.

                  Each Senior Officer must:

o act with integrity, including being honest and candid while still maintaining the confidentiality of information where required by law or the Additional Conflict Rules;

o comply with the laws, rules and regulations that govern the conduct of each Company's operations and report any suspected violations thereof in accordance with the section below entitled "Compliance With Code Of Conduct"; and

o        adhere to a high standard of business ethics.

CONFLICTS OF INTEREST

                  A conflict of interest for the purpose of this Code of Conduct occurs when your private interests interfere in any way, or even appear to interfere, with the interests of a Company.

                  Senior Officers are expected to use objective and unbiased standards when making decisions that affect each Company, keeping in mind that Senior Officers are subject to certain inherent conflicts of interest because Senior Officers of a Company also are or may be officers of other Companies and/or the Advisory Group (as a result of which it is incumbent upon you to be familiar with and to seek to comply with the Additional Conflict Rules).

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                  You are required to conduct the business of each Company in an honest and ethical manner, including the ethical handling of actual or apparent conflicts of interest between personal and business relationships. When making any investment, accepting any position or benefits, participating in any transaction or business arrangement or otherwise acting in a manner that creates or appears to create a conflict of interest with respect to each Company where you are receiving a personal benefit, you should act in accordance with the letter and spirit of this Code of Conduct.

                  If you are in doubt as to the application or interpretation of this Code of Conduct to you as a Senior Officer of a Company, you should make full disclosure of all relevant facts and circumstances to the general counsel of the Advisory Group (the "General Counsel") and obtain the approval of the General Counsel prior to taking action.

                  Some conflict of interest situations that should always be approved by the General Counsel, if material, include the following:

o the receipt of any entertainment or non-nominal gift by the Senior Officer, or a member of his or her family, from any company with which a Company has current or prospective business dealings (other than the Advisory Group), unless such entertainment or gift is business related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

o any ownership interest in, or any consulting or employment relationship with, of any of the Companies' service providers, other than the Advisory Group; or

o a direct or indirect financial interest in commissions, transaction charges or spreads paid by a Company for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Senior Officer's employment by the Advisory Group, such as compensation or equity ownership.

DISCLOSURES

                  It is the policy of each Company to make full, fair, accurate, timely and understandable disclosure in compliance with all applicable laws and regulations in all reports and documents that such Company files with, or submits to, the Securities and Exchange Commission or a national securities exchange and in all other public communications made by such Company. As a Senior Officer, you are required to promote compliance with this policy and to abide by such Company's standards, policies and procedures designed to promote compliance with this policy.

                  Each Senior Officer must:

o familiarize himself or herself with the disclosure requirements applicable to each Company as well as the business and financial operations of each Company; and

o not knowingly misrepresent, or cause others to misrepresent, facts about any Company to others, including to the Directors, such Company's independent auditors, such Company's counsel, any counsel to the Independent Directors, governmental regulators or self-regulatory organizations.

COMPLIANCE WITH CODE OF CONDUCT

                  If you know of or suspect a violation of this Code of Conduct or other laws, regulations, policies or procedures applicable to any Company, you must report that information on a timely basis to the General Counsel or report it anonymously by following the "whistle blower" policies adopted by the Advisory Group from time to time. NO ONE WILL BE SUBJECT TO RETALIATION BECAUSE OF A GOOD FAITH REPORT OF A SUSPECTED VIOLATION.

                  Each Company will follow these procedures in investigating and enforcing this Code of Conduct, and in reporting on this Code of Conduct:

o the General Counsel will take all appropriate action to investigate any actual or potential violations reported to him or her;

o violations and potential violations will be reported to the Board of Directors of each affected Company after such investigation;

o if the Board of Directors determines that a violation has occurred, it will take all appropriate disciplinary or preventive action; and

o appropriate disciplinary or preventive action may include a letter of censure, suspension, dismissal or, in the event of criminal or other serious violations of law, notification to the Securities and Exchange Commission or other appropriate law enforcement authorities.

WAIVERS OF CODE OF CONDUCT

                  Except as otherwise provided in this Code of Conduct, the General Counsel is responsible for applying this Code of Conduct to specific situations in which questions are presented to the General Counsel and has the authority to interpret this Code of Conduct in any particular situation. The General Counsel shall take all action he or she considers appropriate to investigate any actual or potential violations reported under this Code of Conduct.

                  The General Counsel is authorized to consult, as appropriate, with counsel to the affected Company, the Advisory Group or the Independent Directors, and is encouraged to do so.

                  The Board of Directors of the affected Company is responsible for granting waivers of this Code of Conduct, as appropriate. Any changes to or waivers of this Code of Conduct will, to the extent required, be disclosed on Form N-CSR, or otherwise, as provided by Securities and Exchange Commission rules.
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RECORDKEEPING

                  Each Company will maintain and preserve for a period of not less than six (6) years from the date an action is taken, the first two (2) years in an easily accessible place, a copy of the information or materials supplied to the Boards of Directors pursuant to this Code of Conduct:

o that provided the basis for any amendment or waiver to this Code of Conduct; and

o relating to any violation of this Code of Conduct and sanctions imposed for such violation, together with a written record of the approval or action taken by the relevant Board of Directors.

CONFIDENTIALITY

                  All reports and records prepared or maintained pursuant to this Code of Conduct shall be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code of Conduct, such matters shall not be disclosed to anyone other than the Independent Directors and their counsel, the Companies and their counsel, the Advisory Group and its counsel and any other advisors, consultants or counsel retained by the Directors, the Independent Directors or any committee of Directors.

AMENDMENTS

                  This Code of Conduct may not be amended as to any Company except in written form, which is specifically approved by a majority vote of the affected Company's Directors, including a majority of its Independent Directors.

NO RIGHTS CREATED

                  This Code of Conduct is a statement of certain fundamental principles, policies and procedures that govern each of the Senior Officers in the conduct of the Companies' business. It is not intended to and does not create any rights in any employee, investor, supplier, competitor, shareholder or any other person or entity.
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                               ACKNOWLEDGMENT FORM


I have received and read the Joint Code of Conduct for Chief Executive and Senior Financial Officers, and I understand its contents. I agree to comply fully with the standards contained in the Code of Conduct and the Company's related policies and procedures. I understand that I have an obligation to report any suspected violations of the Code of Conduct on a timely basis to the General Counsel or report it anonymously by following the "whistle blower" policies adopted by the Advisory Group from time to time.



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                                               Printed Name



                                               ---------------------------------
                                               Signature



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                                               Date
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                                    EXHIBIT 1



                           List of Registered Investment Companies
                           ---------------------------------------



                               The Gabelli Asset Fund

                               The Gabelli Dividend & Income Trust

                               The Gabelli Growth Fund

                               The Gabelli Value Fund Inc.

                               The Gabelli Convertible Securities Fund, Inc.

                               The Gabelli Global Multimedia Trust Inc.

                               The Gabelli Equity Trust Inc.

                               Gabelli Gold Fund, Inc.

                               Gabelli International Growth Fund, Inc.

                               The Gabelli Mathers Fund

                               Gabelli Blue Chip Value Fund

                               The Gabelli Utilities Fund

                               The Gabelli Utility Trust



                           GABELLI EQUITY SERIES FUNDS, INC.:

                               The Gabelli Equity Income Fund

                               The Gabelli Small Cap Growth Fund

                               The Gabelli Woodland Small Cap Value Fund



                           GABELLI INVESTOR FUNDS, INC.:

                               The Gabelli ABC Fund

                           GABELLI GLOBAL SERIES FUNDS, INC.:

                               The Gabelli Global Telecommunications Fund

                               The Gabelli Global Convertible Securities Fund

                               The Gabelli Global Growth Fund

                               The Gabelli Global Opportunity Fund



                           THE GABELLI MONEY MARKET FUNDS:

                               The Gabelli U.S. Treasury Money Market Fund



                           GABELLI CAPITAL SERIES FUNDS, INC.:

                               The Gabelli Capital Asset Fund



                           THE GABELLI WESTWOOD FUNDS:

                               Gabelli Westwood Equity Fund

                               Gabelli Westwood Intermediate Bond Fund

                               Gabelli Westwood Balanced Fund

                               Gabelli Westwood Cash Management Fund

                               Gabelli Westwood SmallCap Fund

                               Gabelli Westwood Realty Fund

                               Gabelli Westwood Mighty Mites Fund

                           THE TREASURER'S FUND, INC.

                               U.S. Treasury Money Market Portfolio

                               Domestic Prime Money Market Portfolio

                               Tax Exempt Money Market Portfolio

                               Global Money Market Portfolio

                               Limited Term Portfolio

                               Tax Exempt Limited Term Portfolio



                           COMSTOCK FUNDS, INC.

                               Comstock Capital Value Fund

                               Comstock Strategy Fund



                           Ned Davis Research Funds

                               Ned Davis Research Asset Allocation Fund



August 20, 2003